UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

DNA X, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

On January 30, 2026, Peter Liu, chief executive officer of DNA X, Inc. (formerly, Sonim Technologies, Inc.) a Delaware corporation (the “Company”), notified the Company’s Board of Directors (the “Board”) that he was resigning from the office of chief executive officer of the Company and as a director on the Board, effective as of the same date. Mr. Liu’s resignation did not result from any disagreement with the Company.

As required by that certain employment agreement by and between Mr. Liu and the Company, dated as of December 8, 2023, as amended by that certain first amendment to employment agreement, dated April 2, 2025 (as amended, the “Liu Employment Agreement”), the separation and release agreement entered into by Mr. Liu and the Company (the “Liu Separation and Release Agreement”) provided for Mr. Liu’s general release of claims against the Company. Additionally, the Liu Separation and Release Agreement provided that the total cash severance payment owed to Mr. Liu pursuant to the Liu Employment Agreement ($855,000) is now payable in two tranches: the first payable three days after his execution of the Liu Separation and Release Agreement and the second payable on March 15, 2026. The Liu Employment Agreement previously provided that the cash severance payment would be paid in one lump sum payment not more than thirty days following separation.

Resignation of Chief Commercial Officer

On February 3, 2026, Charles Becher, chief commercial officer of the Company, notified the Board that he was resigning from the office of chief commercial officer of the Company, effective as of January 29, 2026.

As required by that certain employment agreement by and between Mr. Becher and the Company, dated as of August 23, 2022 (the “Becher Employment Agreement”), the separation and release agreement entered into by Mr. Becher and the Company (the “Becher Separation and Release Agreement” and, together with the Liu Separation and Release Agreement, the “Separation and Release Agreements”) provided for Mr. Becher’s general release of claims against the Company. Additionally, the Becher Separation and Release Agreement provides that the total cash severance payment owed to Mr. Becher pursuant to the Becher Employment Agreement ($250,000) is now payable in one lump sum payable within thirty days of January 29, 2026. The Becher Employment Agreement previously provided that the cash severance payment would be paid in equal monthly installments for a period of twelve months following separation.

The foregoing descriptions of the Separation and Release Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation and Release Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Director Appointment

On January 30, 2026, following Mr. Liu’s resignation from the Board, the Board appointed Scott Walker to serve on the Board as a director. Mr. Walker will continue as a director until the next annual meeting of stockholders or until his successor has been elected and qualified, or, if sooner, until his earlier death, resignation or removal. Mr. Walker has not been appointed to any committee at this time. Mr. Walker has also entered into the Company’s standard indemnification agreement for directors and officers.

Pursuant to that certain membership interest purchase agreement dated as of December 15, 2025 (the “Membership Interest Purchase Agreement”), by and between the Company and DNA Holdings Venture, Inc. (“DNA Holdings”), so long as DNA Holdings beneficially owns at least 5% of the Company, DNA Holdings will have the right to designate one director for election or appointment to the Board, subject to the oversight of the Company’s nominating and governance committees. Accordingly, Mr. Walker’s appointment is made pursuant to DNA Holdings’ director designation right under the Membership Interest Purchase Agreement.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2025 , the Company and DNA Holdings entered into the Membership Interest Purchase Agreement, a securities purchase agreement (the “Securities Purchase Agreement”) and a convertible promissory note in the original principal amount of $1,200,000.00, which bears interest at a rate of 10% per annum (the “Note” and, together with the Membership Interest Purchase Agreement and the Securities Purchase Agreement, the “DNA Agreements”). The description of the DNA Agreements is hereby incorporated by reference. Mr. Walker is a beneficial owner of DNA Holdings. The terms of the DNA Agreements were negotiated at arm’s length prior to Mr. Walker’s appointment to the Board. Mr. Walker may be deemed to have an indirect material interest in the DNA Agreements resulting from his beneficial ownership interest in DNA Holdings.

Mr. Walker, 64, is an investor and entrepreneur that has invested in or started over a dozen companies. Mr. Walker is co-founder of DNA Holdings, a digital asset investment and advisory firm. Since April 2024, Mr. Walker has served as the executive chairman of the board and chief executive officer of DNA Holdings. From 2004 to 2009, Mr. Walker served as chief executive officer of Extrinsic, Inc., a digital content and online marketing service. Mr. Walker has invested in several cryptocurrency-related projects, including the first-ever initial coin offering and later investing in Ethereum, Hedera, Casper, and dozens of other cryptocurrencies. Mr. Walker is currently a general partner at Coral Capital Holdings LLC, A195 Capital, Blockchain.Capital and a limited partner in other funds that have investments in Coinbase, Kraken, and Gemini. Mr. Walker was appointed to the Board based on his significant leadership experience and his extensive technical expertise in blockchain technology and cryptocurrencies.

Item	9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Liu Separation and Release Agreement, dated as of January 30, 2026

10.2	Becher Separation and Release Agreement, dated as of February 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA X, INC.

Date: February 5, 2026	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer